Exhibit 10.33.5
GUARANTY
          THIS GUARANTY (this “Guaranty”), dated as of May 3, 2010, is made by FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (“Guarantor”), for the benefit of FORTRESS CREDIT CORP., a Delaware corporation, having its principal place of business at c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, for benefit of the Lenders (as defined herein) from time to time parties to the Loan Agreement (defined below) (collectively with its successors and assigns, “Administrative Agent”). Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.
RECITALS
     A. FelCor/CMB Buckhead Hotel, L.L.C., FelCor/CMB Marlborough Hotel, L.L.C., FelCor/CMB Orsouth Holdings, L.P., FelCor/CMB Corpus Holdings, L.P., FelCor/CMB SSF Holdings, L.P., FelCor S-4 Hotels (SPE), L.L.C., DJONT/CMB Buckhead Leasing, L.L.C., DJONT/CMB FCOAM, L.L.C., DJONT/CMB Corpus Leasing, L.L.C., DJONT/CMB Orsouth Leasing, L.L.C., DJONT/CMB SSF Leasing, L.L.C., FelCor S-4 Leasing (SPE), L.L.C., and FCH/SH Leasing II, L.L.C. (each a “Borrower,” and collectively, “Borrowers”), Administrative Agent, in its capacity as administrative agent, Administrative Agent, in its capacity as initial lender (“Initial Lender”), and certain other Persons, collectively, as lenders (each a “Lender” and, collectively, the “Lenders”), have entered into that certain Credit Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Administrative Agent and the Lenders have agreed to make a loan (the “Loan”) to the Borrowers in the original principal sum of TWO HUNDRED TWELVE MILLION and 00/100 Dollars ($212,000,000.00).
     B. Borrowers, Administrative Agent, Initial Lender and Guarantor are parties to a certain Letter Agreement, dated as of the date hereof, which, among other things, sets forth certain guaranty obligations of Guarantor (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Letter Agreement”).
     C. Guarantor, directly or indirectly, owns 100% of Borrowers (other than FCH/SH Leasing II, L.L.C., of which Guarantor owns, directly or indirectly, 50% of the beneficial interest, and 100% of the voting interest), and Guarantor will to benefit from the Loan, and desires that Administrative Agent and Initial Lender enter into the Loan Agreement with Borrowers.
     D. Administrative Agent and Initial Lender are not willing to make the Loan to Borrowers unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as hereinafter defined).
          NOW, THEREFORE, as an inducement to Administrative Agent and Initial Lender to make the Loan to Borrowers, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE I — NATURE AND SCOPE OF GUARANTY
     Section 1.1 Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Administrative Agent the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.
     Section 1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means (i) Borrowers’ liability under Section 12.9(b) of the Loan Agreement, (ii) Borrowers’ liability under the Letter Agreement to pay the Franchise-Related Guaranteed Amount (as defined in the Letter Agreement), (iii) Borrowers’ liability under the Loan Agreement to pay the Incentive Management Fee Tie-In Amount, (iv) Borrowers’ liability under the Loan Agreement to pay the Brand Standards Renovation Payment Amount, (v) Borrowers’ liability under the Loan Agreement to pay the PIP Payment Amount, and (vi) upon the occurrence of a Full Recourse Event, Borrowers’ liability under Section 12.9(c) to pay the full amount of the Obligations.
     Section 1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate, legal representatives and heirs).
     Section 1.4 Payment by Guarantor. Guarantor shall, immediately upon demand by Administrative Agent, pay the amount due on the Guaranteed Obligations to Administrative Agent at Administrative Agent’s address as set forth herein or as otherwise instructed by Administrative Agent. Such demand(s) may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations with respect to the same or different Guaranteed Obligations.
     Section 1.5 No Duty to Pursue Others. Administrative Agent shall not be required (and Guarantor hereby waives any rights to require Administrative Agent), in order to enforce the obligations of Guarantor hereunder, first (i) to institute suit or otherwise exhaust its remedies against any Borrower or any other Persons liable on the Loan or the Guaranteed Obligations, or against any other Person, (ii) to enforce Administrative Agent’s rights against any collateral given to secure the Loan, (iii) to enforce Administrative Agent’s rights against any other guarantors of the Guaranteed Obligations, (iv) to join Borrowers or any other Persons liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) to exhaust any available remedies against any collateral given to secure the Loan, or (vi) to resort to any other means of obtaining payment of the Guaranteed Obligations.

     Section 1.6 Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Administrative Agent to Borrowers, (ii) acceptance of this Guaranty, (iii) any amendment, modification, replacement or extension of any Loan Document, (iv) the execution and delivery by Borrowers and/or Administrative Agent of any other agreements, promissory notes or other documents arising under the Loan Documents or in connection with the Collateral Property, (v) any Event of Default, (vi) Administrative Agent’s transfer, participation, componentization or other disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising therefor) of any collateral for the Guaranteed Obligations, (viii) protest, presentment, intention to accelerate the maturity, acceleration of the maturity, or proof of non-payment or default by Borrowers, or (ix) any other action taken or omitted by Administrative Agent and any and all demands and notices of every kind in connection with this Guaranty, the Loan Documents, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and any other obligations hereby guaranteed.
     Section 1.7 Payment of Expenses. If Guarantor fails to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Administrative Agent, pay Administrative Agent any and all reasonable costs and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Administrative Agent in the enforcement hereof or the preservation of Administrative Agent’s rights hereunder. The covenant contained in this Section 1.7 shall survive the payment and performance of the Guaranteed Obligations.
     Section 1.8 Effect of Bankruptcy. If pursuant to any Insolvency Proceeding concerning any Borrower or Guarantor, Administrative Agent must rescind, restore or return any payment or any part thereof received by Administrative Agent in satisfaction (in full or in part) of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Administrative Agent shall be without effect, and this Guaranty shall remain in full force and effect. Guarantor acknowledges that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of same and then only to the extent of such performance. In addition, if at any time any payment of principal, interest or any other amount payable by Borrowers under any Loan Document, is rescinded or must be restored or returned pursuant to an Insolvency Proceeding concerning any Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be fully reinstated as though such payment has been due but not made.
     Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Administrative Agent), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Obligations are paid in full. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of any Borrower by virtue of any payment, court order or any applicable law.

     Section 1.10 Borrower. The term “Borrower” or “Borrowers” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, assignment, devise, gift or bequest of or by Borrower or Borrowers or any interest in Borrower, Borrowers or the Loan.
ARTICLE II — EVENTS AND CIRCUMSTANCES NOT
REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS
     Section 2.1 Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations hereunder shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might have in connection with any of the following:
          (a) Modifications, Releases, Etc. Any (i) renewal, extension, increase, reduction, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, any Loan Document, or any other document or agreement between any Borrower and Administrative Agent or any other parties pertaining to the Guaranteed Obligations (including, without limitation, any sale, assignment, or negotiation of the Note); (ii) adjustment, indulgence, forbearance or compromise that might be extended, granted or given by Administrative Agent to any Borrower or Guarantor; (iii) full or partial release of the liability of Borrowers, Guarantor, or any other Person, with respect to the Guaranteed Obligations; (iv) taking or accepting of any other security, collateral or guaranty of payment for all or any part of the Guaranteed Obligations; or (v) release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
          (b) Condition of Borrowers or Guarantor. The existence of an Insolvency Proceeding concerning any Borrower, Guarantor or any other party liable for the payment of all or part of the Guaranteed Obligations, or any dissolution of any Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of any Borrower or Guarantor, or any changes in the shareholders, partners or members of any Borrower or Guarantor, or any merger, consolidation, or reorganization of any Borrower or Guarantor into or with any other Person.
          (c) Invalidity, Unenforceability, Offset, Etc. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Loan Document, or of any other document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) any Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from one or more of Borrowers, and whether such defense, claim, or right of offset arises in connection with the Guaranteed Obligations, the transactions creating same, or otherwise (including any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal and any defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations, or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, (vii) any Loan Document has been forged, or is not genuine or authentic, it being agreed that Guarantor shall remain liable hereunder regardless of whether any Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason, or (viii) any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
          (d) Care and Diligence. The failure of Administrative Agent or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, without limitation, any neglect, delay, omission, failure or refusal of Administrative Agent (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
          (e) Preference. Any payment by any Borrower to Administrative Agent is held to constitute a preference under bankruptcy laws or for any reason Administrative Agent is required to refund or remit any such payment or amount to any Borrower or any other Person.
          (f) Other Actions Taken or Not Taken. Any other action taken or not taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.
ARTICLE III — REPRESENTATIONS AND WARRANTIES
     Section 3.1 Representations and Warranties. To induce Administrative Agent and the Initial Lender to enter into the Loan Documents and to make the Loan, Guarantor represents and warrants to Administrative Agent that: (a) Guarantor will receive a direct or indirect benefit from the making of the Loan to Borrowers; (b) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrowers and any and all collateral intended to be given as security for the payment of the Obligations; (c) after giving effect to this Guaranty, Guarantor is and will remain solvent; (d) to Guarantor’s knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation to which Guarantor is subject, or constitute a default (or which with notice, or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract or agreement to which Guarantor is a party or which may be applicable to Guarantor; (e) to Guarantor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other Person is required in connection with this Guaranty; (f) to Guarantor’s knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to Guarantor’s knowledge, threatened, involving or concerning Guarantor, and (g) this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms, except as may be limited by principles of equity, bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
     Section 3.2 Additional Provisions. Without limiting anything set forth in Section 3.1 above, Guarantor hereby represents, warrants, covenants and agrees as follows:
          (a) Guarantor (i) is duly organized and validly existing in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, (iii) has the requisite power and authority to carry on its business as now being conducted, and (iv) has the requisite power to execute and deliver, and perform its obligations under, this Guaranty and any other Loan Document to which it is a party.
          (b) The execution and delivery by Guarantor of this Guaranty and any other Loan Document to which it is a party, and Guarantor’s performance of its obligations thereunder (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) will not violate any provision of any applicable Legal Requirements, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any indenture or agreement or instrument. This Guaranty and the other Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor.
ARTICLE IV — SUBORDINATION OF CERTAIN INDEBTEDNESS
     Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean any and all debts and liabilities of any Borrower owed to Guarantor, whether now existing or hereafter incurred, including, without limitation, all rights and claims of Guarantor against any Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or any portion of the Guaranteed Obligations. Without limiting the provisions of Section 1.9, Guarantor hereby subordinates its rights to receive any payment from any Borrower on account of any Guarantor Claims to the full and indefeasible payment of the Obligations payable to Administrative Agent. Following the occurrence of an Event of Default, Guarantor shall not demand, receive or collect, directly or indirectly, from any Borrower or any other party, and shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of, any amount pursuant to or in satisfaction of the Guarantor Claims until the Obligations are paid in full.
     Section 4.2 Claims in Bankruptcy. In the event of an Insolvency Proceeding involving Guarantor as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable pursuant to or in satisfaction of Guarantor Claims. Guarantor hereby assigns any and all such dividends and payments to Administrative Agent.
     Section 4.3 Payments Held in Trust. If, notwithstanding anything to the contrary contained in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited hereunder, Guarantor covenants and agrees to hold in trust for Administrative Agent an amount equal to the amount of all funds, payments, claims or distributions so received, and Guarantor acknowledges and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received, except to pay them promptly to Administrative Agent, and Guarantor hereby covenants and agrees promptly to pay the same to Administrative Agent.
     Section 4.4 Liens Subordinate; Standstill. Guarantor acknowledges and agrees that any liens, security interests, judgment liens, charges or other encumbrances upon any Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Administrative Agent presently exist or are hereafter created or attach. Guarantor shall not (i) exercise or enforce any creditor’s right it may have against any Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of any Borrower held by Guarantor.
ARTICLE V — MISCELLANEOUS
     Section 5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Administrative Agent, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Administrative Agent hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     Section 5.2 Notices. All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:
If to Administrative Agent:
Fortress Credit Corp.
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: James K. Noble III
Facsimile No.: (212) 798-6090
with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Robert L. Golub, Esq.
Facsimile No.: (212) 839-5599
If to Guarantor:
FelCor Lodging Limited Partnership
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062
Attention: General Counsel
Facsimile No.: (972) 444-4949
with a copy to:
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Attention: Robert W. Dockery, Esq.
Facsimile No.: (214) 969-4343
A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.2 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 5.2.
     Section 5.3 Governing Law; Submission to Jurisdiction; Choice of Forum.
          (a) This Guaranty shall be interpreted and enforced according to the laws of the state of New York (without giving effect to rules regarding conflict of laws).
          (b) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES OR GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     Section 5.4 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     Section 5.5 Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.
     Section 5.6 Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
     Section 5.7 Headings, Etc. The headings and captions of various paragraphs of this Guaranty are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
     Section 5.8 Counterparts. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
     Section 5.9 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by any Borrower to Administrative Agent, by endorsement or otherwise, other than pursuant to this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent hereunder shall be cumulative of any and all other rights that Administrative Agent may ever have against Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
     Section 5.10 Entire Agreement. This Guaranty and the other Loan Documents embody the final, entire agreement of Guarantor and Administrative Agent with respect to the Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Administrative Agent as a final and complete expression of the terms of the Guaranty, and no course of dealing between Guarantor and Administrative Agent, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Administrative Agent.
     Section 5.11 Waiver of Right to Trial by Jury. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 5.12 Cooperation.
          (a) Guarantor acknowledges that Administrative Agent may engage in one or more Secondary Market Transactions in accordance with the Loan Agreement. Guarantor shall cooperate with Administrative Agent in effecting all such Secondary Market Transactions and shall cooperate to implement the requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Guarantor shall provide such information and documents Guarantor has in its possession relating to Guarantor, any Borrower, any Collateral Property and any tenants of the Improvements as Administrative Agent may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Administrative Agent all information concerning its business and operations that Administrative Agent may reasonably request. Administrative Agent shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and parties involved with the Loan and/or any Secondary Market Transaction. It is understood and acknowledged that the information provided by Guarantor to Administrative Agent may ultimately be incorporated into the offering documents for such Secondary Market Transaction, and thus, various investors may also have access to such information. Administrative Agent and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in such form as provided. Administrative Agent may publicize the Loan in connection with any Secondary Market Transaction or its business development.
          (b) Upon any transfer or proposed transfer contemplated above and by Article 14 of the Loan Agreement, at Administrative Agent’s request, Guarantor shall provide an estoppel certificate to any investor or any prospective investor in a Secondary Market Transaction, in such form and substance as Administrative Agent, or such investor or prospective investor, may reasonably require.
     Section 5.13 Exculpation. Notwithstanding anything to the contrary in this Guaranty, the only entity or person with any financial or other obligation under this Guaranty, at law or in equity, is Guarantor, and Administrative Agent and Lenders shall look solely to the assets of Guarantor and its general partner(s) for the satisfaction of any claim arising under, or in connection with, this Guaranty, at law or equity. Notwithstanding anything to the contrary contained in this Guaranty, except for any general partner of Guarantor, no present or future

Constituent Member (as hereinafter defined) in Guarantor, nor any present or future shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in Guarantor or of or in any person or entity that is or becomes a Constituent Member in Guarantor, shall have any personal or other liability, directly or indirectly, under or in connection with this Guaranty. Administrative Agent and Lenders, on behalf of themselves and their respective successors and assigns, hereby waive any and all such personal or other liability. The term “Constituent Member”, as used herein, shall mean any direct partner or member in Guarantor and any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities, is a partner or member in Guarantor except for any general partner of Guarantor. Notwithstanding anything to the contrary contained in this Guaranty, neither the negative capital account of any Constituent Member in Guarantor nor any obligation of any Constituent Member in Guarantor to restore a negative capital account or to contribute or loan capital to Guarantor or to any other Constituent Member in Guarantor shall at any time be deemed to be the property or an asset of Guarantor (or any such other Constituent Member) and neither Administrative Agent nor Lenders nor any of their respective successors or assigns shall have any right to collect, enforce or proceed against any Constituent Member with respect to any such negative capital account or obligation to restore, contribute or loan.
     Section 5.14 California State-Specific Waiver. In the event of any inconsistencies between the terms and conditions of this Section 5.14 and the other terms and conditions of this Guaranty, the terms and conditions of this Section 5.14 shall control and be binding. Guarantor hereby waives:
     (i) Presentment, demand, protest, notice of protests, notice of dishonor, notice of intention to accelerate, notice of acceleration and notices of non-payment and notice of acceptance of this Guaranty;
     (ii) The right, if any, to the benefit of or to direct the application of, any security held by Administrative Agent, including any Collateral Properties; and all rights of subrogation, any right to enforce any remedy which Guarantor now has or hereafter may have against any Borrower and any right to participate in any security now or hereafter held by Administrative Agent;
     (iii) The right to require Administrative Agent to proceed against any Borrower or to proceed against any security now or hereafter held by Administrative Agent or to pursue any other remedy in Administrative Agent’s power;
     (iv) The benefits, if Guarantor is entitled to any benefits, of any single-action legislation or of any or all anti-deficiency statutes or regulations or judicial interpretations thereof, including, but not limited to, any protection which may be afforded Guarantor by California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and any amendments or modifications thereto. Guarantor understands and agrees that by waiving the anti-deficiency protections referred to herein, Guarantor can be held liable for a deficiency judgment following a non-judicial foreclosure sale (including a non-judicial foreclosure sale of a purchase money obligation) even if the price paid for any Collateral Property at the non-judicial foreclosure sale is less than the fair value of such Collateral

Property; and Guarantor further understands and agrees that Guarantor is waiving its defense that the price paid for any Collateral Property at a judicial foreclosure sale may not be equal to the fair value of such Collateral Property; and Guarantor further understands and agrees that by Guarantor waiving its right to a fair value hearing following the foreclosure sale that Administrative Agent can seek a deficiency against Guarantor up to the entire amount of the sums guaranteed hereby less the amount paid for any Collateral Property at the non-judicial or judicial foreclosure sale;
     (v) Any right of subrogation which Guarantor may have under California law to seek reimbursement from any Borrower of any sums paid by Guarantor to Administrative Agent pursuant to this Guaranty until the prior full and indefeasible repayment of the Loan in accordance with the Loan Documents;
     (vi) Any estoppel defense arising out of Section 580d of the California Code of Civil Procedure;
     (vii) Any defense arising out of absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against a Borrower or against any security resulting from the exercise or election of any remedies by Administrative Agent, including the exercise of the power of sale under any Mortgage, and any defense arising by reason of any disability or other defense of a Borrower or by reason of the cessation, from any cause, of the liability of a Borrower;
     (viii) The benefit of or right to assert any statue of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, including but not limited to the provisions of California Code of Civil Procedure Sections 580a and 726 that require that any action for a deficiency be brought within three (3) months after a foreclosure under any Mortgage;
     (ix) Any partial payment by any Borrower or other circumstances which operate to toll any statute of limitations as to any Borrower shall also operate to toll the statute of limitations as to Guarantor;
     (x) Any defense based upon any change in name, location, composition or structure of any Borrower, or any change in the type of business conducted by any Borrower, or any other change in the identity or legal status of any Borrower;
     (xi) Any defense based upon the failure (if any) of Administrative Agent to (i) obtain a similar guaranty from any other Person, or (ii) file a creditor’s claim in the estate (in administration, bankruptcy or any other proceeding) of any Person;
     (xii) Any rights which Guarantor may have under California Civil Code Sections 2809, 2810, 2819, 2822(a), 2845, 2849, 2850, 2899 and 3433; and
     (xiii) Without limiting the foregoing, Guarantor waives all rights and defenses that Guarantor may have because Borrowers’ debt is secured by real property. This means, among other things:

(A)	Administrative Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower.

(B)	If Administrative Agent forecloses on any real property collateral pledged by any Borrower:
(1)	The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2)	Administrative Agent may collect from Guarantor even if Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from any Borrower.
     This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrowers’ debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
     Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent, even though the election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
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          IN WITNESS WHEREOF, the undersigned has executed this Guaranty all as of the day and year first above written.

GUARANTOR:

FELCOR LODGING LIMITED PARTNERSHIP

By:	FelCor Lodging Trust Incorporated, its general partner

By:

		Name:	Jeffrey D. Symes
		Title:	Vice President